                                                                    EXHIBIT 4.3


                                     GANTOS, INC.


                                         AND


                         STATE STREET BANK AND TRUST COMPANY


                  -------------------------------------------------


                      SUPPLEMENTAL INDENTURE NO. 1 TO INDENTURE


                              Dated as of April 1, 1995


                  -------------------------------------------------


                              SERIES A PROMISSORY NOTES

                              SERIES B PROMISSORY NOTES


                            Dated as of December 15, 1997

                             SUPPLEMENTAL INDENTURE NO. 1

          Supplemental Indenture No. 1 (the "Supplemental Indenture"), dated as of December 15, 1997, between Gantos, Inc., a Michigan corporation (the "Company"), and State Street Bank and Trust Company, a national banking association and successor to Fleet Bank N.A. (successor to Shawmut Bank Connecticut, National Association, a national banking association) (the "Trustee").

                                       RECITALS

          A. The Company and the Trustee are the parties to the Indenture, dated as of April 1, 1995 between Company and Trustee, as successor trustee (the "Indenture").

          B. The Company has been in violation of financial covenants contained in the Indenture since November 1, 1997, and the parties to this Supplemental Indenture desire to eliminate certain of the financial covenants in the Indenture for the third fiscal quarter of 1997, and to revise such financial covenants, in exchange for a cash payment by the Company for the benefit of the Holders of the Notes.

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises, it is mutually agreed and consented, for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used in this Supplemental Indenture and not defined in this Supplemental Indenture have the meanings given them in the Indenture.

          2. ELIMINATION OF COVENANTS. Effective on the Effective Date, Sections 6.12(c) and (d) of the Indenture are eliminated from, and shall not apply to, the Indenture or the Notes with respect to the third fiscal quarter of the Company's 1997 fiscal year.

          3. ADDITIONAL DEFINITIONS. Effective on the Effective Date, the following definitions are added to Section 1.01 of the Indenture in their applicable alphabetical order:

          "ADJUSTED INTEREST EXPENSE:

               The term "Adjusted Interest Expense" shall mean, for any period, the greater of (a) zero and (b) Interest Expense for such period, less, the amount by which (i) Interest Expense for such period attributable to the Notes exceeds (ii) an amount equal to Interest Expense, for such period, attributable to a portion of the Revolving Loan (as defined in the Revolving Credit Agreement, as amended from time to time) equal to the outstanding principal amount of Notes outstanding during such period (or if no such portion of the Revolving Loan (as defined in the Revolving Credit Agreement, as amended from time to time) was outstanding during such period, what Interest Expense, for such period, attributable to such portion of the Revolving Loan (as defined in the Revolving Credit Agreement, as amended from time to time) would have been, assuming such portion of the Revolving Loan (as defined in the Revolving Credit Agreement, as amended from time to time) had been outstanding).

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          AVAILABILITY:

               The term "Availability" shall have the meaning given that term in the Revolving Credit Agreement, as amended from time to time.

          FISCAL PERIOD:

               The term "Fiscal Period" shall mean any four or five week fiscal period (as applicable) of the Company.

          INTEREST COVERAGE RATIO:

               The term "Interest Coverage Ratio" shall mean, for any four-quarter period, the ratio of (i) EBITDA of the Company and its subsidiaries for the four most recent consecutive fiscal quarters ending on or prior to the date of determination, to (ii) Adjusted Interest Expense for such four-quarter period.

          TRIGGER DATE:

               The term "Trigger Date" means the last day of any Fiscal Period (i) for which the average amount (calculated on a daily basis for each Business Day (as defined in the Revolving Credit Agreement, as amended from time to time) in such Fiscal Period) of Availability was less than $5,000,000 OR (ii) during which the amount of Availability (calculated at the close of business of each day during such Fiscal Period) was less than $3,500,000 at the end of any Business Day; PROVIDED, that in the event that a default occurs under Section 6.05(j)(ii) of the Revolving Credit Agreement or if the Company fails to deliver to the Trustee a copy of the certificate required to be delivered pursuant to Section 6.05(j)(ii) of the Revolving Credit Agreement at the times it is required to be delivered pursuant to Section 6.05(j)(ii) of the Revolving Credit Agreement, the Trigger Date shall for all purposes of this Indenture be deemed to have occurred as of the last day of the Fiscal Period immediately preceding the date such default occurs."

          4. AMENDMENT OF FINANCIAL COVENANTS. Effective as of the Effective Date, Sections 6.12(c) and (d) of the Indenture are amended and restated to read as follows:

                    "(c) EBITDA. From and after the Trigger Date, not permit EBITDA of the Company and its subsidiaries at the end of each fiscal quarter ending on or after the Trigger Date for the four-quarter period then ending to be less than the respective amounts set forth below for the periods indicated:

          FOUR FISCAL QUARTERS                              MINIMUM
          ENDING ON OR ABOUT                                EBITDA

          January 31, 1998                                  $7,000,000
          April 30, 1998                                    $6,800,000
          July 31, 1998                                     $6,200,000
          October 31, 1998                                  $6,400,000
          January 31, 1999                                  $7,600,000
          April 30, 1999                                    $8,600,000
          July 31, 1999                                     $8,700,000
          October 31, 1999 and
          the last day of each
          fiscal quarter thereafter                         $8,600,000

                    (d) INTEREST COVERAGE RATIO. From and after the Trigger Date, not permit or suffer the Interest Coverage Ratio of the Company and its subsidiaries at the end of each fiscal quarter ending on or after the Trigger Date for the four quarter period then ending to be less than the respective amounts set forth below for the periods indicated:

          FOUR FISCAL QUARTERS                              MINIMUM
          ENDING ON OR ABOUT                                RATIO

          January 31, 1998                                  3.8:1
          April 30, 1998                                    3.9:1
          July 31, 1998                                     3.5:1
          October 31, 1998                                  3.4:1
          January 31, 1999                                  4.1:1
          April 30, 1999                                    4.4:1
          July 31, 1999                                     4.4:1
          October 31, 1999 and
          the last day of each
          fiscal quarter thereafter                         4.1:1"

          5. ELECTION TO APPLY REVISIONS TO REVOLVING CREDIT AGREEMENT COVENANTS. If the EBITDA or Interest Coverage Ratio covenants contained in Sections 7.10 and 7.11 of the Revolving Credit Agreement (or any related definitions) are revised after the date of this Agreement, the Holders of at least a majority in principal amount of the Outstanding Notes may elect to amend the corresponding financial covenants (and any related definitions) contained in Sections 6.12(c) and (d) of the Indenture, by Act of such Holders, effective when evidence of such Act shall have been delivered to the Trustee and the Company. Any such election must apply to all or none of the changes to Section 7.10 of the Revolving Credit Agreement (and any related definitions), and it must apply to all or none of the changes to Section 7.11 of the Revolving Credit Agreement (and any related definitions). Any such election must be made and received by the

Trustee and the Company within 90 days after Holders of the Notes are sent a copy of any such amendment to the Revolving Credit Agreement.

          6. DELIVERY OF CERTIFICATES. Effective as of the Effective Date, the following is added as a new Section 6.16 of the Indenture:

          "SECTION 6.16. CERTIFICATES.

               The Company covenants and agrees with the Trustee that, so long as any Notes shall remain Outstanding, it will furnish to the Trustee (i) no later than the Wednesday next following the end of each week, a certificate substantially in the form of SCHEDULE 6.05(j) to the Revolving Credit Agreement (or in such other form as is mutually agreed to by the Company and the Agent under the Revolving Credit Agreement) executed by the chief financial officer of the Company (or another duly authorized financial officer of the Company) demonstrating compliance as at the close of business on Saturday of the previous week with the Borrowing Base (as defined in the Revolving Credit Agreement) and (ii) no later than the third Business Day of each Fiscal Period, a certificate substantially in the form of SCHEDULE 6.05(j)(ii) to the Revolving Credit Agreement (or in such other form as is mutually agreed to by the Company and the Agent under the Revolving Credit Agreement) executed by the chief financial officer of the Company (or another duly authorized financial officer of the Company) setting forth with respect to the immediately preceding Fiscal Period (A) the average amount (calculated on a daily basis for each Business Day in such prior Fiscal Period) of Availability and (B) the actual amount of Availability as of the close of business of each day during such Fiscal Period. A copy of current SCHEDULES 6.05(j) AND 6.05(j)(ii) to the Revolving Credit Agreement are attached, and the Company will provide the Trustee with any other forms of such Schedules as are mutually agreed to by the Company and the Agent under the Revolving Credit Agreement. In addition, if the Trigger Date has occurred, each of these certificates delivered thereafter shall contain a statement to that effect. The Trustee is not required to forward these certificates to the Holders of Outstanding Notes. However, the Trustee will notify the Holders of the Outstanding Notes (i) if it has not received either of these certificates when due, and (ii) if the Trigger Date occurs."

          7. AMENDMENT TO EBITDA EVENT OF DEFAULT. Effective as of the Effective Date, Section 8.01(a)(iv) of the Indenture are amended and restated to read as follows:

               "(iv) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section 8.01 specifically dealt with), and continuance of such default or breach for a period of 30 calendar days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;"

          8. CONSIDERATION FOR EFFECTING AMENDMENT. Upon the Effective Date, the Company shall pay to the Trustee for the benefit of the holders of the Outstanding Notes, 4.5% of the principal amount of the Outstanding Notes as of the date of this Supplemental Indenture as consideration for effecting this Supplemental Indenture. The payment of such consideration shall not change the amount of principal and interest due with respect to the Outstanding Notes.

          9. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Supplemental Indenture) as of the date hereof that:

               a. All representations and warranties contained in the Indenture are true and correct in all material respects as of the date of this Supplemental Indenture with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

               b. The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Supplemental Indenture and has taken all necessary corporate action to authorize the execution, delivery and performance of this Supplemental Indenture.

               c. This Supplemental Indenture has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company, and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

               d. No registration or filing with, consent or approval of, or other action by, any Federal, State or other governmental agency, authority or regulatory body is or will be required on behalf of the Company in connection with the execution, delivery, performance, validity or enforcement of this Supplemental Indenture other than any such registration or filing which has been made or any such consent, approval or other action which has been obtained and remains in full force and effect and other than the filing of a Form 10-Q or a Form 10-K with the Securities and Exchange Commission.

               e. The execution, delivery and performance of this Supplemental Indenture by the Company will not violate any provision of the certificate or articles of incorporation or bylaws of the Company or any of its subsidiaries or any law, statute, rule or regulation, or any order or decree of any court of governmental instrumentality applicable to the Company or any of its subsidiaries, or, after the Effective Date, violate, result in the breach of or constitute a default under any indenture, agreement or other instrument to which the Company or any of its subsidiaries or any of their respective properties or assets are or may be bound.

               f. After giving effect to this Supplemental Indenture after the Effective Date, the Borrower is in compliance with all of the various covenants and agreements applicable to it set forth in the Indenture.

               g. After giving effect to this Supplemental Indenture after the Effective Date, no event has occurred and is continuing which constitutes or would constitute, with the giving of notice or the lapse of time or both, an Event of Default under the Indenture.

               h. The Company has no defense to or setoff, counterclaim or claim against payment of the Notes or enforcement of the Indenture or the Notes based upon a fact or circumstance existing or occurring on or prior to the date of this Supplemental Indenture.

          10. CONDITIONS PRECEDENT. Notwithstanding any term or provision of this Supplemental Indenture to the contrary, no amendment set forth in this Supplemental Indenture shall become effective until the Trustee shall have determined that each of the following conditions precedent shall have been satisfied:

               a. The Company shall have delivered to the Trustee a copy of the resolution of the Company, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, that this Supplemental Indenture has been authorized by the Company. The Company shall have also delivered to the Trustee a certification of an officer of the Company that all of the conditions precedent to the effectiveness of this Indenture Supplement shall have been met as of the date of such certificate.

               b. The Trustee shall have received an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture.

               c. Counterparts of the separate Agreement, dated the date of this Supplemental Indenture, between the Company and Elliott Associates, L.P. ("Elliott"), pursuant to which Elliott is consenting to the amendments contained in this Supplemental Indenture, shall have been duly executed and delivered on behalf of the Company and Elliott and such agreement shall be in full force and effect.

               d. Counterparts of this Supplemental Indenture shall have been duly executed and delivered on behalf of the Company and the Trustee.

               e. The consideration described in Section 8 shall have been paid to the Trustee.

          11.  "EFFECTIVE DATE".  The Effective Date shall be the later of
(i) the date the Company obtains the consent of Fleet Bank N.A. under the Revolving Credit Agreement to this Supplemental Indenture, and (ii) the date this Supplemental Indenture is executed and delivered by the parties to this Supplemental Indenture.

          12. ADDITIONAL EVENT OF DEFAULT. It shall constitute an Event of Default under the Indenture if any of the representations and warranties of the Company under this Supplemental Indenture shall prove to have been incorrect in any material respect when made.

          13. NO OTHER CHANGE. Except as modified by this Supplemental Indenture, the Indenture shall continue in full force according to its terms and is hereby ratified.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                   GANTOS, INC.

                                   By:
                                      ----------------------------------------
                                        Its:
                                            ----------------------------------
Attest:

-----------------------------
Name:
     ------------------------
Title:
      -----------------------

                                   STATE STREET BANK AND TRUST COMPANY

                                   By:
                                      ----------------------------------------
                                        Its:
                                            ----------------------------------

STATE OF       )
                    )    ss.:
COUNTY OF      )

          On this __ day of December, 1997, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he/she is _______________ of GANTOS, INC., one of the entities described in and which executed the above instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said entity.

                                        --------------------------------------
                                        Notary Public


               In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        --------------------------------------
                                        Notary Public

STATE OF       )
                    )    ss.:
COUNTY OF      )

          On this __ day of December, 1997, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he/she is _______________ of STATE STREET BANK AND TRUST COMPANY, one of the entities described in and which executed the above instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said entity.

                                        --------------------------------------
                                        Notary Public


               In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        --------------------------------------
                                        Notary Public

                                      AGREEMENT

          THIS AGREEMENT (the "Agreement") is made as of December 15, 1997 between Elliott Associates, L.P. ("Elliott") and Gantos, Inc. ("Gantos").

                                       RECITALS

          A. Gantos and State Street Bank and Trust (as successor to Fleet Bank N.A., formerly known as Shawmut Bank Connecticut, National Association) (the "Trustee") have entered into the Indenture, dated as of April 1, 1995 (the "Indenture").

          B. Pursuant to the Indenture, Gantos issued six-year notes bearing interest payable quarterly at 12.75% (the "Notes").

          C. Elliott currently owns $5,022,271.58 in principal amount of the Outstanding Notes.

          D. Gantos has been in violation of one or more of the financial covenants contained in the Indenture since November 1, 1997.

          E. Gantos and the Trustee propose to enter into a Supplemental Indenture, dated the same date as this Agreement, a copy of which is attached to this Agreement (the "Supplemental Indenture"), to amend the financial covenants contained in the Indenture.

          F. In exchange for the consideration payable to the Trustee for the benefit of the Holders of Outstanding Notes, Elliott is willing to waive past violations under the Indenture and consent to the Indenture Supplement on the terms and conditions set forth in this Agreement.

          THEREFORE, the parties agree as follows:

          1. CAPITALIZED TERMS. Capitalized terms used in this Agreement and not defined in this Agreement have the meanings given them in the Indenture.

          2. WAIVER OF DEFAULTS. Elliott represents and warrants that it is the Holder of $5,022,271.58 in principal amount of the Outstanding Notes. Effective on the "Effective Date" (defined below), pursuant to Section
8.01(d) of the Indenture, on behalf of the Holders of all the Notes, Elliott hereby waives any past default by the Company under Sections 6.12(c) or (d) of the Indenture for the second and third fiscal quarters of fiscal 1997, and any related notice defaults under other provisions of the Indenture for such periods with respect to such defaults, including under Sections 6.07 and 8.08.

          3. CONSENT AND ACT OF THE HOLDERS. Elliott acknowledges that this Agreement embodies its consent to the provisions set forth in the Supplemental Indenture as the Holder of a majority in principal amount of the Outstanding Notes, and that it is executing and delivering this Agreement to the Company and to the Trustee, and that its execution and delivery of this Agreement to the Company and the Trustee constitutes its "Act" as defined in
Section 14.11 of the Indenture.

          4. PAYMENT OF LEGAL FEES. The Company will pay Elliott's reasonable legal fees in connection with negotiation, execution and delivery of this Agreement, including, without limitation, the negotiation of the terms and provisions of the Supplemental Indenture, up to a maximum of $50,000, based upon billing records to the nearest half hour, with a description of the service provided.

          5. ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties to this Agreement with respect to the subject matter of this Agreement.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the introductory paragraph of this Agreement.

                                        ELLIOTT ASSOCIATES, L.P.


                                        By:
                                           -----------------------------------

                                             Its:
                                                 -----------------------------

                                        GANTOS, INC.


                                        By:
                                           -----------------------------------

                                             Its:
                                                 -----------------------------